Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
of
PROGRESS SOFTWARE CORPORATION
ARTICLE I — ARTICLES OF ORGANIZATION
     The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These Bylaws, the powers of the Corporation and its Directors and Shareholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these Bylaws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended or restated.
ARTICLE II — FISCAL YEAR
     Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall in each year end on the date specified in the Articles of Organization.
ARTICLE III — MEETINGS OF SHAREHOLDERS
     Section 3.1 Annual Meetings.
     The annual meeting of Shareholders shall be held each year on the date and at the time and place within or without the United States as shall be fixed by the Board of Directors or the Chairman of the Board of Directors or the President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these Bylaws, may be specified by the Board of Directors or the Chairman of the Board of Directors or the President and shall be specified in the notice of the meeting. In the event the time for an annual meeting is not fixed in accordance with these Bylaws to be held within 13 months after the last annual meeting was held, the Board of Directors may designate a special meeting held thereafter as a special meeting in lieu of the annual meeting, and such special meeting shall have, for purposes of these Bylaws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these Bylaws to an annual meeting or annual meetings shall be deemed to refer also to any special meeting(s) in lieu thereof.
     Section 3.2 Special Meetings.
     (a) Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the Shareholders entitled to vote may be called by the Board of Directors or the Chairman of the Board of Directors or the President.
     (b) If the Corporation shall not have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), special meetings of the Shareholders entitled to vote shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue to be considered at the proposed meeting.

     (c) If the Corporation shall have a class of voting stock registered under the Exchange Act, special meetings of the Shareholders entitled to vote shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more Shareholders who hold at least (i) eighty percent (80%) in interest of the capital stock of the Corporation entitled to vote at such meeting, or (ii) such lesser percentage, if any, (but not less than forty percent (40%)) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such meeting.
     (d) Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting.
     Section 3.3 Place of Meetings.
     All meetings of the Shareholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated by the President or by a majority of the Directors acting by resolution or by written instrument or instruments signed by them. Any adjourned session of any meeting of the Shareholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment.
     Section 3.4 Notice of Meetings.
     A written notice of the place, date and hour of all meetings of Shareholders (other than adjournments governed by Section 3.6 of this Article III) stating the purposes of the meeting shall be given at least seven days and not more than 60 days before the meeting to each Shareholder entitled to vote thereat and to each Shareholder who is otherwise entitled by law, the Articles of Organization or these Bylaws to such notice. Notice may be given to a Shareholder by any means permitted under applicable law, including, without limitation, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such Shareholder at his address as it appears in the records of the Corporation. Such notice shall be given by the Secretary, or in case of the death, absence, incapacity, or refusal of the Secretary, by any other officer or by a person designated either by the Secretary, by the person or persons calling the meeting or by the Board of Directors. If notice is given by mail, such notice shall be deemed given when dispatched. If notice is not given by mail and is given by leaving such notice at the Shareholder’s residence or usual place of business, it shall be deemed given when so left. Without limiting the generality of the foregoing, notice may be given to a Shareholder by electronic transmission in a manner specified by the Shareholder, including, without limitation, by facsimile transmission, electronic mail or posting on an electronic network. Notwithstanding the foregoing, in case of any special meeting called upon the written demands of Shareholders, such meeting shall be scheduled not less than 60 nor more than 90 days after the date on which the Secretary has received sufficient demands to require that such meeting be called and written notice thereof shall be given in accordance with this Section 3.4 within 30 days of receipt of such demands.

     Notice of an annual or special meeting of Shareholders need not be given to a Shareholder if a written waiver of notice is signed before or after such meeting by such Shareholder or such Shareholder’s authorized attorney, if communication with such Shareholder is unlawful, or if such Shareholder attends such meeting unless (i) the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting or (ii) the Shareholder objects to the consideration of a particular matter at the meeting as not within the purpose or purposes described in the meeting notice when the matter is presented. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of Shareholders need be specified in any written waiver of notice.
     Section 3.5 Notice of Shareholder Business and Nominations.
     (a) Annual Meetings of Shareholders.
     (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the Shareholders may be made at an annual meeting of Shareholders (A) by or at the direction of the Board of Directors or (B) by any Shareholder of the Corporation who was a Shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting, who is present at the meeting and who complies with the notice procedures set forth in this Bylaw as to such nomination or business. For the avoidance of doubt, for a Shareholder to bring nominations or business before an annual meeting of Shareholders (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Exchange Act), such Shareholder must comply with the procedures set forth in this Section 3.5 and this shall be the exclusive means for a Shareholder to bring such nominations or business properly before an annual meeting of Shareholders. In addition to the other requirements set forth in this Bylaw, for any proposal of business to be considered at an annual meeting, such proposal must be a proper subject for action by Shareholders of the Corporation under Massachusetts law.
     (ii) For nominations or other business to be properly brought before an annual meeting of Shareholders by a Shareholder pursuant to clause (B) of paragraph (a)(i) of this Bylaw, in addition to other applicable requirements, the Shareholder must (1) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation and (2) have provided any updates or supplements to such notice at the times and in the forms required by this Bylaw. To be timely, a Shareholder’s notice under this paragraph (a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such Shareholder’s Timely Notice shall set forth:

     (A) as to each person whom the Shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);
     (B) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such Shareholder and the beneficial owner(s), if any, on whose behalf the proposal is made, and the names and addresses of other Shareholders (including beneficial owners) known by the Shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation’s capital stock beneficially owned by such other Shareholder(s) or other beneficial owner(s); and
     (C) as to the Shareholder giving the notice and the beneficial owner(s), if any, on whose behalf the nomination or proposal is made: (i) the name and address of such Shareholder, as they appear on the Corporation’s books, and of such beneficial owner(s); (ii) (a) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such Shareholder and any such beneficial owner(s), (b) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Shareholder and/or any such beneficial owner(s) the purpose or effect of which is to give such Shareholder and/or any such beneficial owner(s) economic benefit and/or risk similar to ownership of shares of any class or series of the Corporation, in whole or in part, including due to the fact that such derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of shares of any class or series of the Corporation (“Synthetic Equity Interests”) and such disclosure shall identify the counterparty to each such Synthetic Equity Interest and shall include, for each such Synthetic Equity Interest, whether or not (x) such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Shareholder and/or any such beneficial owner(s), (y) such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) such Shareholder, any such beneficial owner(s) and/or, to their knowledge, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Shareholder and/or any such beneficial owner(s) has or shares a right to vote any shares of any class or series of the Corporation, (d) any agreement, arrangement, understanding or relationship (which disclosure shall identify the counterparty thereto), including any hedge, repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Shareholder and/or any such beneficial owner(s), the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Shareholder and/or any such beneficial owner(s) with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the value of the shares of any class or series of the Corporation (“Short Interests”), (e) any rights to dividends or other distributions on the shares of any class or series of the Corporation owned beneficially by such Shareholder and/or any such beneficial owner(s) that are separated or separable from the underlying shares of the Corporation, (f) any performance-related fees (other than an asset based fee) that such Shareholder and/or any such beneficial owner(s) is entitled to based on any increase or decrease in the value of shares of any class or series of the Corporation, any Synthetic Equity Interests or Short Interests, if any (the disclosures to be made pursuant to the foregoing clauses (a) through (f) are referred to as “Material Ownership Interests”); and (iii) a description of all arrangements or understanding among such Shareholder and/or any such beneficial owner(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made.

     (iii) A Shareholder providing Timely Notice of nominations or business proposed to be brought before an annual meeting of Shareholders shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to such annual meeting, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 5th business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the 8th business day prior to the date for the meeting (in the case of the update and supplement required to be made as of 10 business days prior to the meeting).
     (iv) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 85 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder’s notice required by this paragraph (a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (b) General.
     (i) Only such persons who are nominated in accordance with the provisions of this Bylaw shall be eligible for election and to serve as Directors and only such business shall be conducted at an annual meeting of Shareholders as shall have been brought before the meeting in accordance with the provisions of this Bylaw. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Bylaw. If neither the Board of Directors nor such designated committee makes a determination as to whether any Shareholder proposal or nomination was made in accordance with the provisions of this Bylaw, the presiding officer of the annual meeting shall have the power and duty to determine whether the Shareholder proposal or nomination was made in accordance with the provisions of this Bylaw. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any Shareholder proposal or nomination was not made in accordance with the provisions of this Bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the annual meeting.
     (ii) Except as otherwise required by law, nothing contained in this Section 3.5 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for Director submitted by a Shareholder.
     (iii) Notwithstanding the foregoing provisions of this Section 3.5, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding the proxies in respect of such vote may have been received by the Corporation. For purposes of this paragraph (iii), to be considered a qualified representative of the Shareholder, a person must be authorized by a written instrument executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of Shareholders.

     (iv) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (v) Notwithstanding the foregoing provisions of this Bylaw, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (i) Shareholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting of Shareholders or (ii) the holders of any series of undesignated preferred stock to elect Directors under specified circumstances.
     Section 3.6 Rescheduling of Meetings; Adjournments.
     Notwithstanding any other provision in these Bylaws, the Board of Directors may change the date, time and location of any annual or special meeting of the Shareholders (other than a special meeting called upon the written application of Shareholders (a “Meeting Requested by Shareholders”)), and a record date with respect thereto, prior to the time for such meeting, including, without limitation, by postponing or deferring the date of any such annual or special meeting (other than a Meeting Requested by Shareholders) previously called or by canceling any special meeting previously called (other than a Meeting Requested by Shareholders). This action may be taken regardless of whether any notice or public disclosure with respect to any such meeting or record date has been sent or made pursuant to Section 3.4 of this Article III hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled annual meeting of Shareholders commence a new time period for the giving of a Shareholder’s notice under Section 3.5 of Article III of these Bylaws.
     When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the Shareholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to Shareholders, or (c) the Board of Directors determines in its sole discretion that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of Shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the date, time and place to which the meeting is adjourned; provided, however, that if a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given under this Article III to persons who are Shareholders as of the new record date.

     A meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. Any business which could have been transacted at any meeting of the Shareholders as originally called may be transacted at any adjournment thereof.
     Section 3.7 Quorum.
     (a) Unless otherwise provided by law, or in the Articles of Organization, these Bylaws or a resolution of the Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a “voting group” includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (or any successor statute) (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of Shareholders. Shares owned by the Corporation in a fiduciary capacity shall be deemed outstanding for quorum purposes.
     (b) Both abstentions and broker non-votes are to be counted as present for the purpose of determining the existence of a quorum for the transaction of business at any meeting. A share once represented for any purpose at the meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (i) the Shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (ii) in the case of adjournment, a new record date is or shall be set for the adjournment meeting.
     Section 3.8 Voting and Proxies.
     Both abstentions and broker non-votes are to be counted as present for the purpose of determining the existence of a quorum for the transaction of business at any meeting. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker non-votes are not to be counted as votes cast or shares voting. Unless otherwise provided by law or by the Articles of Organization, each Shareholder shall have, with respect to each matter voted upon at a meeting of Shareholders, one vote for each share of stock entitled to vote owned by such Shareholder of record according to the books of the Corporation. A Shareholder may vote his or her shares either in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the Shareholder signed the form or, if undated, from the date of its receipt by such officer or agent. Any Shareholder’s proxy may be transmitted by facsimile or other electronic means in a manner complying with applicable law. Except as otherwise permitted by law or limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them if the person signing appears to be acting on behalf of all the co-owners unless at or prior to exercise of the proxy, the Corporation receives a specific written notice to the contrary from any one of them. Subject to the provisions of Section 7.24 of the MBCA (or any successor provision thereof) and to any express limitation on the proxy’s authority provided in the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the Shareholder making the appointment. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     Unless otherwise provided in the Articles of Organization, if authorized by the Board of Directors, subject to such guidelines and procedures as the Board of Directors may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communications: (i) participate in a meeting of Shareholders; and (ii) be deemed present in person and vote at a meeting of Shareholders, provided that: (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; (b) the Corporation shall implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
     Section 3.9 Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the MBCA, the Articles of Organization, these Bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the Shareholders, including one or more separate voting groups. Unless otherwise provided in the Articles of Organization or these Bylaws, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for any election unless requested by a Shareholder present or represented at the meeting and entitled to vote in the election. Absent special circumstances, shares of the Corporation’s stock are not entitled to vote if they are owned, directly or indirectly, by the Corporation or by another entity of which the Corporation owns, directly or indirectly, a majority of the voting interests. Notwithstanding the preceding sentence, however, the Corporation may vote any share of stock held by it, directly or indirectly, in a fiduciary capacity.
     Section 3.10 Action without Meeting. Any action required or permitted to be taken at any annual or special meeting of Shareholders (including any actions or powers reserved to the Shareholders under these Bylaws) may be taken without a meeting, provided that all Shareholders entitled to vote on the matter consent to the action in writing and the written consents describe the action taken, are signed by all such Shareholders, bear the date of the signatures of such Shareholders, and are delivered to the Corporation for inclusion with the records of the meetings of Shareholders within 60 days of the earliest dated consent required to be delivered under this Section. Such consents shall be treated for all purposes as a vote at a meeting.

     Section 3.11 Form of Shareholder Action.
     (a) Any vote, consent, waiver, proxy appointment or other action by a Shareholder or by the proxy or other agent of any Shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that is permitted under applicable law, including, without limitation, an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the Shareholder, proxy or agent or by a person authorized to act for the Shareholder, proxy or agent and (ii) the date on which such Shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Shareholders, or is otherwise received by the Corporation in a manner permitted by applicable law.
     (b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a Shareholder or by the proxy or other agent of any Shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
     Section 3.12 Shareholders List for Meeting.
     (a) After fixing a record date for a meeting of Shareholders, the Corporation shall prepare an alphabetical list of the names of all its Shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each Shareholder, but need not include an electronic mail address or other electronic contact information for any Shareholder.
     (b) The Shareholders list shall be available for inspection by any Shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (1) at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.
     (c) The Corporation shall make the Shareholders list available at the meeting, and any Shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

     Section 3.13 Conduct of Business.
     The Chairman of the Board of Directors or his designee, or, if there is no Chairman of the Board or such designee, then the President or his designee, or, if the office of President shall be vacant, then a person appointed by a majority of the Board of Directors, shall preside at any meeting of Shareholders as the chairman of the meeting. In addition to his powers pursuant to Section 3.5(b)(i), the person presiding at any meeting of Shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.
     Section 3.14 Voting Procedures and Inspectors of Elections. In advance of any meeting of Shareholders, the Board of Directors may appoint one or more inspectors to act at an annual or special meeting of Shareholders and make a written report thereon. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of their duties. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, presiding officer, shall be subject to further review by the Board of Directors and any court of competent jurisdiction.
ARTICLE IV — DIRECTORS
     Section 4.1 Powers.
     The business of the Corporation shall be managed by a Board of Directors who shall have and may exercise (or grant authority to be exercised) all the powers of the Corporation except as otherwise reserved to the Shareholders by law, by the Articles of Organization or by these Bylaws. Without limiting the generality of the foregoing, the Board of Directors shall have the power, unless otherwise provided by law, to purchase and to lease, pledge, mortgage and sell all property of the Corporation (including to issue or sell the authorized but unissued stock of the Corporation and to determine, subject to applicable requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the Corporation, to borrow money, issue bonds, notes and other obligations of the Corporation, and to secure payment thereof by mortgage or pledge of all or any part of the property of the Corporation. The Board of Directors may determine the compensation of Directors. The Board of Directors or such officer or committee as the Board of Directors may designate, may determine the compensation and duties, in addition to those prescribed by these Bylaws, of all officers, agents and employees of the Corporation.

     Section 4.2 Enumeration, Election and Term of Office.
     The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors shall hold office in the manner provided in the Articles of Organization. No Director need be a Shareholder of the Corporation or a resident of The Commonwealth of Massachusetts.
     Section 4.3 Vacancies. The Board of Directors may act notwithstanding a vacancy or vacancies in its membership. Except as otherwise required by applicable law, any and all vacancies in the Board of Directors, however occurring including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.
     Section 4.4 Regular Meetings.
     Regular meetings of the Board of Directors may be held at such times and places within or without the Commonwealth of Massachusetts as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need by given, provided that any Director who is absent when such times and places are fixed shall be given notice of the fixing of such times and places. The first meeting of the Board of Directors following the annual meeting of the Shareholders may be held without notice immediately after and at the same place as the annual meeting of the Shareholders or the special meeting held in lieu thereof. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.
     Section 4.5 Special Meetings.
     Special meetings of the Directors may be held at any time and at any place designated in the call of the meeting (which may be oral or in writing), when called by the President or the Treasurer or by one or more Directors, reasonable notice thereof being given to each Director by the Secretary or an Assistant Secretary, or by the officer or one of the Directors calling the meeting.
     Section 4.6 Notice.
     Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, voice mail, telegraph, teletype or other electronic means or by facsimile sent to his business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address at least 48 hours in advance of the meeting. Written notice, other than notice by electronic, telephone or similar means, is effective upon deposit in the United States mail, postage prepaid, and addressed to the Director’s address shown in the Corporation’s records. Notice need not be given to any Director who waives notice. A Director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the Corporation, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 4.7 Quorum, Action at a Meeting.
     At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office, but a smaller number may constitute a quorum pursuant to Section 8.53 or Section 8.55 of the MBCA in making a determination that indemnification or advancement of expenses is permissible in a specific proceeding. Whether or not a quorum is present any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for appointment to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these Bylaws.
     Section 4.8 Action by Consent.
     Unless the Articles of Organization otherwise provide, any action required or permitted to be taken by the Directors at any meeting of the Board of Directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by electronic transmission to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section has the effect of a meeting vote and may be described as such in any document.
     Section 4.9 Committees.
     The Board of Directors, by resolution of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees, composed of such number of its members as it may from time to time determine (but in any event not less than two), and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

     Section 4.10 Meetings Held With Communications Equipment.
     The Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee thereof by means of a conference telephone (or similar communications equipment) call, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.
ARTICLE V — OFFICERS AND AGENTS
     Section 5.1 Enumeration: Qualification.
     The officers of the Corporation shall be a President, a Treasurer, a Secretary, and such other officers, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion appoint. The Corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion appoint. None of the officers of the Corporation need be a resident of Massachusetts; provided, however, that the Secretary shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the Corporation.
     Section 5.2 Appointment.
     The President, the Treasurer and the Secretary shall be appointed annually by the Directors at their first meeting following the annual meeting of the Shareholders or special meeting in lieu thereof. Other officers, if any, may be appointed by the Board of Directors at said meeting or at any other time. Any such officer that is appointed by the Board of Directors shall be a “Board appointed officer.” A Board appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer has the authority and shall perform the duties set forth in these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. Subject to law, to the Articles of Organization, and to the other provisions of these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of such other officer.

     Section 5.3 Powers and Duties.
     Subject to law, to the Articles of Organization and to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate.
     Section 5.4 Tenure.
     Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, the President, the Treasurer and the Secretary shall hold office until the first meeting of the Directors following the next annual meeting of the Shareholders or special meeting in lieu thereof and until their respective successors are appointed and qualified, and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of the Shareholders and until their respective successors are appointed and qualified, unless a different period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed, or becomes disqualified. Each agent shall retain his authority at the pleasure of the Directors.
     Section 5.5 President and Vice President.
     The President shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors, he shall preside, when present, at all meetings of Shareholders and of the Board of Directors.
     Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.
     Section 5.6 Treasurer and Assistant Treasurer.
     The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.
     Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.
     Section 5.7 Secretary and Assistant Secretaries.
     The Secretary shall keep a record of the meetings of Shareholders and of the Board of Directors. In the absence of the Secretary from any meeting of Shareholders or the Board of Directors, an Assistant Secretary if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary.

     Section 5.8 Vacancies.
     Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors. The Board of Directors shall appoint a successor if the office of President, Treasurer or Secretary becomes vacant and may appoint a successor if any other office becomes vacant.
ARTICLE VI — RESIGNATIONS AND REMOVALS
     Section 6.1 Resignations.
     Any Director or officer may resign at any time by delivering his resignation in writing to the President or the Secretary or to a meeting of the Directors. Such resignation shall take effect at such time as is specified therein, or if no such time is so specified then upon delivery thereof.
     Section 6.2 Removals.
     (a) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only either (a) for cause by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or (b) by the affirmative vote of at least three-fourths (3/4) of the Directors then serving, with or without the assignment of cause. A Director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him. As used in this Section 6.2, “cause” shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.
     (b) The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office. If cause is assigned for removal of any officer, such officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him. The Directors may terminate or modify the authority of any agent or employee.
     (c) Except as the Directors may otherwise determine, no Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages from breach of any contract of employment legally binding upon the Corporation.

ARTICLE VII — INDEMNIFICATION OF DIRECTORS AND OTHERS
     Section 7.1 Right to Indemnification.
     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “Proceeding”), by reason of the fact that he or she is or was (a) a Director of the Corporation, (b) an officer of the Corporation elected or appointed by the Shareholders or the Board of Directors, or (c) serving, at the request of the Corporation as evidenced by a resolution of the Board of Directors prior to the occurrence of the event to which the indemnification relates, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (such persons described in (a), (b) and (c) are sometimes hereinafter referred to as an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as such a Director or officer of the Corporation or as such other director, officer, employee or agent or in any other capacity while serving as such a Director or officer of the Corporation or as such other director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the MBCA, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, but not limited to, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 7.3 with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if the MBCA so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking made in accordance with the MBCA (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, which shall include, without limitation, an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.
     Section 7.2 Indemnification of Employees and Agents of the Corporation.
     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to an Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII.

     Section 7.3 Right of Indemnitee to Bring Suit.
     If a claim under this Article VII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time hereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the MBCA. In addition, in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the MBCA. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the MBCA, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or Shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VII or otherwise shall be on the Corporation.
     Section 7.4 Non-Exclusivity of Rights.
     The rights to indemnification and to Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under these Bylaws, the Articles of Organization or any statute, agreement, vote of Shareholders or of disinterested Directors or otherwise.
     Section 7.5 Insurance.
     The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MBCA. The Corporation’s obligation to provide indemnification under this Article VII shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

     Section 7.6 Amendments.
     Without the consent of a person entitled to the indemnification and other rights provided in this Article VII (unless otherwise required by the MBCA), no amendment modifying or terminating such rights shall adversely affect such person’s rights under this Article VII with respect to the period prior to such amendment.
     Section 7.7 Savings Clause.
     If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any liabilities and expenses with respect to any proceeding to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE VIII — CAPITAL STOCK
     Section 8.1 Issue of Authorized Unissued Capital Stock; Consideration.
     The Board of Directors may issue the number of shares of each class or series of stock authorized by the Articles of Organization. The Board of Directors may authorize shares to be issued for any valid consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. The Board of Directors shall determine the terms upon which the rights, options, or warrants for the purchase of shares or other securities of the Corporation are issued by the Corporation and the terms, including the consideration, for which the shares or other securities are to be issued.
     Section 8.2 Share Certificates.
     If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Corporation and that it is organized under the laws of The Commonwealth of Massachusetts; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the Shareholder this information on request in writing and without charge. Each share certificate shall be signed, either manually or in facsimile, by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or any two officers designated by the Board of Directors, and shall bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

     Section 8.3 Uncertificated Shares.
     The Board of Directors may authorize the issuance of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required by the MBCA to be on certificates.
     Section 8.4 Record and Beneficial Owners.
     Except as may be otherwise required by law, by the Articles of Organization or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown in the records of the Corporation (or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as a Shareholder, the beneficial owner of shares to the extent provided in such procedure) as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
     Each Shareholder shall have the duty to notify the corporation of such Shareholder’s post office address.
     Section 8.5 Lost or Destroyed Certificates.
     The Board of Directors of the Corporation may, subject to Massachusetts General Laws, Chapter 106, Section 8-405 (or any successor provision), determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed, or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.
     Section 8.6 Transfers.
     Subject to any restrictions on transfer, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.
     Section 8.7 Record Date.
     The Board of Directors may fix in advance a time, which, in the case of any meeting of Shareholders, shall be not more than 70 days before the date of such meeting, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive a dividend or distribution, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by the section of the MBCA dealing with that action, the record date shall be the close of business either on the day before the first notice is sent to Shareholders, or, if no notice is sent, on the day before the meeting. If the Board of Directors does not fix the record date for determining Shareholders entitled to a distribution, other than one involving a purchase, redemption or other acquisition of the Corporation’s shares, the record date shall be the date the Board of Directors authorizes the distribution. A determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE IX — MISCELLANEOUS PROVISIONS
     Section 9.1 Execution of Papers.
     All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the Corporation shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.
     Section 9.2 Voting of Securities.
     Except as the Directors may generally or in particular cases otherwise specify, the President or the Treasurer may on behalf of the Corporation vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by this Corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without power of substitution, at any meeting thereof.
     Section 9.3 Corporate Seal.
     The seal of the Corporation shall be a circular die with the name of the Corporation, the word “Massachusetts” and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors may from time to time determine.
     Section 9.4 Corporate Records.
     The original, or attested copies, of the Articles of Organization, Bylaws and records of all meetings of the incorporators and Shareholders, and the stock and transfer records, which shall contain the names of all Shareholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent or of its Secretary or of its Resident Agent. Said copies and records need not all be kept in the same office.

     Section 9.5 Evidence of Authority.
     A certificate by the Secretary or an Assistant or temporary Secretary as to any matter relative to the Articles of Organization, Bylaws, records of the proceedings of the incorporators, Shareholders, Board of Directors, or any committee of the Board of Directors, or stock and transfer records or as to any action taken by any person or persons as an officer or agent of the Corporation, shall as to all persons who rely thereon in good faith be conclusive evidence of the matters so certified.
     Section 9.6 Right to Repurchase.
     Except as otherwise provided by law, the Articles of Organization or by these Bylaws (including any amendments thereto), the Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and the selling Shareholder(s), or the predecessor(s) in interest thereof.
     Section 9.7 Dividends.
     Unless otherwise required by the MBCA or the Articles of Organization, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.
     Section 9.8 Ratification.
     Any action taken on behalf of the Corporation by the Directors or any officer or representative of the Corporation which requires authorization by the Shareholders or the Directors of the Corporation shall be deemed to have been authorized if subsequently ratified by the Shareholders entitled to vote or by the Directors, as the case may be, at a meeting held in accordance with these Bylaws.
     Section 9.9 Reliance upon Books, Records and Reports.
     Each Director or officer of the Corporation shall be entitled to rely on information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented by or prepared by or under the supervision of (i) one or more officers or employees of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, or (ii) counsel, public accountants or other persons as to matters which the Director or officer reasonably believes to be within such person’s professional or expert competence, or (iii) in the case of a Director, a duly constituted committee of the Board of Directors upon which he does not serve, as to matters within its delegated authority, which committee the Director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a Director or officer so performed his duties shall be a complete defense to any claim asserted against him by reason of his being or having been a Director or officer of the Corporation, except as expressly provided by statute.

     Section 9.10 Articles of Organization.
     All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Amended and Restated Articles of Organization of the Corporation, as amended and in effect from time to time.
     Section 9.11 Control Share Acquisition.
     Until such time as this section shall be repealed or these Bylaws shall be amended to provide otherwise, including, without limitation, during any time that the Corporation shall be an “issuing public Corporation” as defined in Chapter 110D of the Massachusetts General Laws, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to “control share acquisitions” of the Corporation within the meaning of said Chapter 110D.
ARTICLE X — AMENDMENTS
     Except as otherwise provided in the Articles of Organization, these Bylaws may be amended or repealed in whole or in part by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of Shareholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors may make, amend or repeal the Bylaws, in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or the Bylaws requires action by the Shareholders. Not later than the time of giving notice of the meeting of Shareholders next following the making, amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all Shareholders entitled to vote on amending the Bylaws. Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, Section 6.2(a) of these Bylaws may not be altered, amended or repealed, in whole or in part, by the Board of Directors unless approved by the affirmative vote of at least three-fourths (3/4) of the Directors then serving and this sentence of this Article X may not be altered, amended or repealed, in whole or in part, and no provision inconsistent therewith shall be adopted, by the Board of Directors unless approved by the affirmative vote of three-fourths (3/4) of the Directors then serving.
     Any Bylaw adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the Shareholders entitled to vote on amending the Bylaws.
Adopted September 16, 2008 and effective as of September 16, 2008.

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